Exhibit 99.1

NeoGenomics Announces Pricing of Offering of $275 Million Convertible Senior Notes
FORT MYERS, Fla., June 17, 2026—NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of oncology diagnostic solutions that enable precision medicine, announced today the pricing of its previously announced private offering of $275 million aggregate principal amount of 0.75% convertible senior notes due 2032 (the “notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, NeoGenomics granted the initial purchasers of the notes an option to purchase, for settlement within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $41.25 million aggregate principal amount of the notes. The offering is expected to close on June 22, 2026, subject to customary closing conditions.
The notes will be senior, unsecured obligations of NeoGenomics and will bear interest at a rate of 0.75% per year payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027. The notes will mature on July 1, 2032, unless earlier converted, redeemed or repurchased. Before April 1, 2032, noteholders will have the right to convert their notes in certain circumstances and during specified periods. From and after April 1, 2032, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. NeoGenomics will settle conversions by paying or delivering, as applicable, cash, shares of its common stock, par value $0.001 per share (“common stock”), or a combination of cash and shares of its common stock, at NeoGenomics’ election. The initial conversion rate is 70.6140 shares of common stock per $1,000 principal amount of the notes, which represents an initial conversion price of approximately $14.16 per share of NeoGenomics’ common stock. The initial conversion price represents a premium of approximately 35% to the last reported sale price of $10.49 per share of the common stock on The Nasdaq Capital Market on June 16, 2026.
The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at NeoGenomics’ option at any time, and from time to time, on or after July 6, 2029 and on or before the 51st scheduled trading day immediately preceding the maturity date, if the last reported sale price per share of NeoGenomics’ common stock equals or exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, the notes will be redeemable at any time if the aggregate principal amount of the notes that remains outstanding is less than 15% of the aggregate principal amount of the notes initially issued in the offering and certain other conditions are satisfied.
In connection with the pricing of the notes, NeoGenomics entered into privately negotiated capped call transactions with certain financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce potential dilution to NeoGenomics’ common stock upon conversion of any notes and/or offset any potential cash payments

NeoGenomics is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be $20.98 per share of NeoGenomics’ common stock, which represents a premium of 100% to the last reported sale price of $10.49 per share of the common stock on The Nasdaq Capital Market on June 16, 2026.
NeoGenomics has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of NeoGenomics’ common stock and/or enter into various derivative transactions with respect to NeoGenomics’ common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of NeoGenomics’ common stock or the notes at that time. In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to NeoGenomics’ common stock and/or purchasing or selling NeoGenomics’ common stock or other securities of NeoGenomics in secondary market transactions from time to time prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes or following certain repurchases or redemptions of the notes). This activity could cause or avoid an increase or a decrease in the market price of NeoGenomics’ common stock or the notes, which could affect the ability of holders to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that holders will receive upon conversion of such notes.
NeoGenomics estimates that the net proceeds from the offering of the notes will be approximately $266.15 million (or approximately $306.16 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and estimated offering expenses payable by NeoGenomics. NeoGenomics intends to use approximately $25 million of the net proceeds from the offering to pay the cost of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, NeoGenomics expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions. In addition, NeoGenomics intends to use a portion of the net proceeds from the offering, together with cash on hand, to repurchase for cash $276 million aggregate principal amount of NeoGenomics’ 0.25% convertible senior notes due 2028 (the “existing notes”) through privately negotiated transactions entered into concurrently with the pricing of the notes effected through one or more of the initial purchasers or their affiliates as our agents, and the remaining net proceeds from the offering, if any, together with cash on hand, to repurchase up to an aggregate of $25 million of our outstanding shares of common stock from certain purchasers of notes in privately negotiated transactions, effected through one or more of the initial purchasers or their respective affiliates as our agent, entered into concurrently with the closing of this offering, and the remainder of the net proceeds, if any, for general corporate purposes.
The concurrent repurchases of the existing notes and shares of the Company’s common stock described above may result in the Company’s common stock trading at prices that are higher than would be the case in the absence of these repurchases, which may result in a higher initial conversion price for the notes to be offered.
Concurrently with the pricing of the notes, NeoGenomics entered into privately negotiated transactions (the “note repurchase transactions”) with certain holders of the existing notes to repurchase for cash $276 million aggregate principal amount of the existing notes for a total repurchase cost (including accrued and unpaid interest) of approximately $263.19 million. The terms of the note repurchase transactions were individually negotiated with certain holders of the existing notes and depended on a variety of factors, including the market price of NeoGenomics’ common stock and the trading price of the existing notes. This press release is not an offer to repurchase the existing notes, and the offering of the notes is not contingent upon the repurchase of the existing notes.
In connection with the note repurchase transactions, NeoGenomics expects that holders of the existing notes who have agreed to have their existing notes repurchased and who have hedged their equity price risk with respect to such existing notes (the “hedged holders”) will unwind all or part of their hedge positions by buying NeoGenomics’ common stock and/or entering into or unwinding various derivative transactions with respect to NeoGenomics’ common stock. The amount of NeoGenomics’ common stock to be purchased by the hedged holders or the notional number of shares of NeoGenomics’ common stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of NeoGenomics’ common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of NeoGenomics’ common stock, including concurrently with the pricing of the notes, resulting in a higher effective conversion price of the notes. NeoGenomics cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or NeoGenomics’ common stock and the corresponding effect on the initial conversion price of the notes.

The notes were offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold absent registration or except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.
This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.
About NeoGenomics
NeoGenomics, Inc. is a premier cancer diagnostics company specializing in cancer genetics testing and information services. We offer one of the most comprehensive oncology-focused testing menus across the cancer continuum, serving oncologists, pathologists, hospital systems, academic centers, and pharmaceutical firms with innovative diagnostic and predictive testing to help them diagnose and treat cancer. Headquartered in Fort Myers, FL, NeoGenomics operates a network of CAP-accredited and CLIA-certified laboratories for full-service sample processing and analysis services throughout the U.S. and a CAP-accredited full-service sample-processing laboratory in Cambridge, United Kingdom.
Forward Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “can,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements, which include those concerning whether NeoGenomics will issue the notes; whether the note repurchase transactions will settle; whether the common stock repurchase transactions will settle; the anticipated use of the net proceeds from the offering; expectations regarding the effect of the capped call transactions; expectations regarding actions of the hedged holders, the option counterparties and their respective affiliates; and whether the capped call transactions will become effective, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Applicable risks and uncertainties include, among others, risks with respect to the market acceptance of the Company’s products and services, as well as the risks identified under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission (SEC).
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov and in the “Investors” section of our website at ir.neogenomics.com, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
Investor Contact
InvestorRelations@neogenomics.com
Media Contact
Andrea Sampson
asampson@sampsonprgroup.com